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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated June 5, 2009, with respect to the consolidated financial statements and schedule and internal control over financial reporting included in the Annual Report on Form 10-K of New Frontier Media, Inc. for the year ended March 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of New Frontier Media, Inc. on Forms S-8 (File No. 333-26479, effective May 5, 1997; File No. 333-92081, effective December 3, 1999; File No. 333-57554, effective March 23, 2001; File No. 333-102694, effective January 24, 2003; and File No. 333-147314, effective November 13, 2007) and Forms S-3 (File No. 333-75733, effective on or about August 13, 1999; File No. 333-90803, effective on or about November 22, 1999; and File No. 333-64786, effective on or about August 7, 2001).

/s/ GRANT THORNTON LLP
Denver, Colorado
June 5, 2009

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  Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM